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EXHIBIT 99.1

PRESS RELEASE

Investor Relations Contact:	Media Relations Contact:
Caitlin Haberberger	Joy Lowry
Embarcadero Technologies	Embarcadero Technologies
investor@Embarcadero.com	Joy.Lowry@Embarcadero.com
415/834-3131	415/834-3131

For Immediate Release

EMBARCADERO TECHNOLOGIES ANNOUNCES

SECOND QUARTER 2003 FINANCIAL RESULTS

Revenues Increase Both Sequentially and Over Prior Year Second Quarter

San Francisco, Calif. – July 24, 2003- Embarcadero Technologies, Inc. (Nasdaq: EMBT), a provider of application and database lifecycle management solutions, today announced results for its second fiscal quarter ended June 30, 2003.

Total revenues for the second quarter increased sequentially to $12.4 million and improved over the prior year second quarter results of $11.9 million. Net income and diluted earnings per share under Generally Accepted Accounting Principles (GAAP) for the quarter were $747,000 and $0.03, respectively. This compares to GAAP net loss of $122,000 and break-even earnings per share in the quarter ended June 30, 2002.

“Embarcadero saw signs of stabilization in software spending during the second quarter,” said Stephen Wong, chairman and chief executive officer of Embarcadero Technologies. “In the quarter, the Company experienced continued strength in the breadth of demand and an increase in average deal size which helped drive top-line growth.”

Cash flow from operations was $2.8 million or $0.10 per diluted share in the second quarter and $6.6 million or $0.23 per diluted share for the six months ended June 30, 2003. Cash, cash equivalents and short-term investments grew by $2.6 million to reach $48.3 million at June 30, 2003 and the deferred revenue balance grew to $12.5 million, an increase of $1.4 million or 12% over the March 31, 2003 balance.

Non-GAAP Financial Measures

Non-GAAP net income was $1.3 million for the quarter or $0.05 per diluted share. For the corresponding quarter in 2002, non-GAAP net income was $1.5 million or $0.05 per diluted share. Non-GAAP numbers are tax adjusted and exclude the following items: amortization of acquired technology, purchased technology, amortization of non-cash stock-based compensation

Embarcadero Announces Second Quarter 2003 Financial Results	2 of 2

and amortization of other intangible assets. A detailed reconciliation of GAAP to non-GAAP net income is provided in the attached financial statements.

The non-GAAP measures of net income and earnings per share exclude certain non-cash charges and have not been calculated in accordance with generally accepted accounting principles (GAAP). These differ from GAAP in that the measures exclude amortization of acquired technology, purchased technology, amortization of non-cash stock-based compensation and amortization of other intangible assets and assume a 32% tax rate, which is higher than our effective tax rate of approximately 29% as computed in accordance with GAAP. Embarcadero has previously provided these non-GAAP measurements in press releases reporting net income and earnings per share because we believe these measurements provide a consistent basis for comparison between quarters that is not influenced by changes in the Company’s effective tax rate or certain non-cash or non-recurring expenses and is therefore useful to investors. These measures should not be considered an alternative to GAAP, and these non-GAAP measures may not be comparable to information provided by other companies.

Conference Call Information

Embarcadero will discuss its second quarter 2003 results, as well as provide business outlook for the third quarter of 2003, on a conference call and simultaneous Web cast to be held today, July 24, 2003, at 2:00 PM PT. The Web cast of this conference call, which will be available live as well as archived, can be accessed by all interested parties at the Embarcadero Technologies Web site, www.embarcadero.com, in the events calendar under “Investor Relations.”

About Embarcadero Technologies

Embarcadero Technologies, Inc. (Nasdaq: EMBT), is a leading provider of software solutions that enable organizations to build, optimize and manage relational databases, the key underlying technology of business critical applications. Thousands of customers, including 96 of the Fortune 100, rely on Embarcadero Technologies products to ensure optimal performance of the complex, multi-platform applications and systems that power their business. Embarcadero Technologies, named to the Deloitte & Touche Fast 500 for three consecutive years, is headquartered in San Francisco, Calif. For more information, call 415/834-3131 or visit http://www.embarcadero.com.

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Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with fluctuations in quarterly results and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

Embarcadero, the Embarcadero Technologies logos and all other Embarcadero Technologies product or service names are trademarks of Embarcadero Technologies, Inc. All other trademarks are property of their respective owners.

Embarcadero Technologies, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues:
License	$6,421	$6,516	$12,768	$13,612
Maintenance	6,024	5,403	11,885	10,809

Total revenues	12,445	11,919	24,653	24,421

Cost of revenues:
License	105	155	205	284
Amortization of acquired technology	556	405	1,111	674
Maintenance	565	524	1,153	1,150

Total cost of revenues	1,226	1,084	2,469	2,108

Gross profit	11,219	10,835	22,184	22,313

Operating expenses:
Research and development	4,016	3,560	7,806	7,290
Purchased technology	—	1,100	—	1,100
Sales and marketing	4,844	4,619	9,739	9,494
General and administrative	1,308	1,408	2,610	2,749
Amortization of other intangible assets	—	385	—	770

Total operating expenses	10,168	11,072	20,155	21,403

Income (loss) from operations	1,051	(237)	2,029	910
Other income, net	159	180	285	356

Income (loss) before provision income taxes and share in loss of joint venture	1,210	(57)	2,314	1,266
Benefit from (provision for) income taxes	(463)	58	(671)	(312)

Income before share in loss of joint venture	747	1	1,643	954
Share in loss of joint venture, net	—	(123)	—	(423)

Net income (loss)	$747	$(122)	$1,643	$531

Net income (loss) per share:
Basic	$0.03	$(0.00)	$0.06	$0.02

Diluted	$0.03	$(0.00)	$0.06	$0.02

Shares used in per share calculation:
Basic	26,488	27,225	26,569	27,180

Diluted	28,212	27,225	28,244	29,383

Embarcadero Technologies, Inc.

Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues:
License	$6,421	$6,516	$12,768	$13,612
Maintenance	6,024	5,403	11,885	10,809

Total revenues	12,445	11,919	24,653	24,421

Cost of revenues:
License	105	155	205	284
Maintenance	565	523	1,153	1,148

Total cost of revenues	670	678	1,358	1,432

Gross profit	11,775	11,241	23,295	22,989

Operating expenses:
Research and development	4,013	3,552	7,800	7,269
Sales and marketing	4,747	4,411	9,537	9,036
General and administrative	1,231	1,070	2,383	1,994

Total operating expenses	9,991	9,033	19,720	18,299

Income from operations	1,784	2,208	3,575	4,690
Other income, net	159	180	285	356

Income before provision for income taxes and share in loss of joint venture	1,943	2,388	3,860	5,046
Provision for income taxes	(622)	(751)	(1,236)	(1,608)

Income before share in loss of joint venture	1,321	1,637	2,624	3,438
Share in loss of joint venture, net	—	(123)	—	(423)

Net income	$1,321	$1,514	$2,624	$3,015

Net income per share:
Basic	$0.05	$0.06	$0.10	$0.11

Diluted	$0.05	$0.05	$0.09	$0.10

Shares used in per share calculation:
Basic	26,488	27,225	26,569	27,180

Diluted	28,212	29,126	28,244	29,383

The following table reconciles non-GAAP net income to as reported (GAAP) net income (in thousands) (unaudited):

Non-GAAP net income	$1,321	$1,514	$2,624	$3,015
Amortization of acquired technology	(556)	(405)	(1,111)	(674)
Purchased technology	—	(1,100)	—	(1,100)
Non-cash stock-based compensation	(177)	(555)	(435)	(1,236)
Amortization of other intangible assets	—	(385)	—	(770)
Non-GAAP tax adjustment	159	809	565	1,296

As reported (GAAP) net income (loss)	$747	$(122)	$1,643	$531

Embarcadero Technologies, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2003	December 31, 2002
ASSETS
Current Assets:
Cash and cash equivalents	$34,895	$15,870
Short-term investments	13,360	27,893
Trade accounts receivable, net	7,383	7,539
Prepaid expenses and other current assets	1,754	1,532
Deferred income taxes	489	489

Total current assets	57,881	53,323
Property and equipment, net	3,174	3,587
Goodwill	10,337	10,337
Deferred income taxes	2,840	2,840
Other assets, net	5,771	6,628

Total assets	$80,003	$76,715

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$4,491	$3,810
Deferred revenue	12,462	10,705

Total current liabilities	16,953	14,515
Stockholders’ Equity	63,050	62,200

Total liabilities and stockholders' equity	$80,003	$76,715